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                                                                    EXHIBIT 99.7


         INSTRUCTIONS BY BENEFICIAL OWNERS TO BROKERS OR OTHER NOMINEES (accompanying letter from brokers or other nominees to beneficial owners)

      The undersigned acknowledge(s) receipt of your letter and the materials referred to therein relating to the offering of additional shares of common stock (the "Common Stock") of The General Chemical Group Inc. ("GCG"). By completing and delivering these instructions to you, the undersigned, who beneficially owns shares of Common Stock that are held of record by you, is instructing you whether to exercise its Rights to purchase shares of Common Stock in the offering.

Box 1. |_| Please do not exercise my Rights for me.

Box 2. |_| Please exercise my Rights for me as set forth below:

                                 Number of Shares
                                 Subscribed For        Price     Payment

Basic Subscription Privilege*    _____  X              $[___] =   $ ________ (Line 1)

Oversubscription Privilege       _____  X              $[___] =   $ ________ (Line 2)

Total Payment Required = $_________ (Sum of Lines 1 and 2; must equal total of amounts in boxes 3 and 4 below)

* you may purchase one (1) Share for each whole Right you hold.

Box 3. |_| Payment in the following amount is enclosed: $ _________________

Box 4. |_| Please deduct payment from the following account maintained by you as follows:

Type of Account:      __________________________________________________________

Account No.:          __________________________________________________________
Amount to be
deducted:             $_________________________________________________________

Date:                 __________________________________________________________

Signature(s)          __________________________________________________________

                      Please type or print name(s) below

                      __________________________________________________________

                      __________________________________________________________